Exhibit 23.1
Consent of Independent Registered Certified Public Accounting Firm
We have issued our report dated April 14, 2008, accompanying the consolidated financial statements included in the Annual Report of Horne International, Inc. on Form 10-K for the year ended December 30, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of Horne International, Inc. on Form S-8 (File No. 333-113528 and 333-114680).
/s/ GRANT THORNTON LLP
Baltimore, Maryland
April 14, 2008